Exhibit 99.1

Royal Gold Reports Third Fiscal Quarter 2014 Results: Commercial

Production at Mt. Milligan Contributes to Strong Operating Performance

DENVER, COLORADO. May 1, 2014: ROYAL GOLD, INC. (NASDAQ:RGLD; TSX:RGL)(together with its subsidiaries, “Royal Gold” or the “Company”) generated net income attributable to Royal Gold stockholders of $20.1 million, or $0.31 per basic share, on revenue of $57.7 million for the third quarter of fiscal 2014. This compares to net income attributable to Royal Gold stockholders of $6.5 million, or $0.10 per basic share, on revenue of $74.2 million for the third quarter of fiscal 2013. The average gold price was $1,293 per ounce in the third quarter, down 21% from the prior year quarter.

Q3 Fiscal Year (“FY”) 2014 Highlights

•	Adjusted EBITDA[1] of $0.76 per basic share or 86% of revenue
•	Revenue of $6.0 million from Thompson Creek Metals Company’s (“Thompson Creek”) Mt. Milligan mine
•	Gold Equivalent Ounces (“GEOs”)[2] of 44,662
•	Completed three acquisitions of additional precious metal interests totaling commitments of $94.5 million
•	Cash dividends of $13.7 million

Tony Jensen, President and CEO, commented, “Our third quarter results were positively impacted by a strong quarter at Peñasquito, the continued ramp-up of production at Mt. Milligan, and a higher level of activity at Cortez. We were also successful in adding three quality interests to our portfolio including a royalty at each of the Pipeline mining complex and the Goldrush deposits, both at Cortez, and a gold stream in the prolific Red Lake District on the Phoenix Gold Project.”

[1]	The Company defines Adjusted EBITDA, a non-GAAP financial measure, as net income plus depreciation, depletion and amortization, non-cash charges, income tax expense, interest and other expense, and any impairment of mining assets, less non-controlling interests in operating income of consolidated subsidiaries, interest and other income, and any royalty portfolio restructuring gains or losses (see Schedule A).
[2]	The Company defines Gold Equivalent Ounces as revenue divided by the average gold price for the period.

1

Third quarter revenue was impacted by 21% lower average metal prices and 2% lower production volume subject to our interests than the prior year quarter. As expected, volume at Andacollo was lower as Teck continued its shift into a lower grade phase of mining. This impact was offset by higher production at Cortez and Peñasquito, as well as a new contribution from Mt. Milligan.

As of March 31, 2014, the Company had a working capital surplus of $686.9 million. Current assets were $712.4 million (including $646.1 million in cash and equivalents), compared to current liabilities of $25.5 million, resulting in a current ratio of approximately 28 to 1. In addition to available working capital, the Company had $450 million available under its revolving line of credit at quarter end.

RECENT DEVELOPMENTS

52.25% Stream on Thompson Creek’s Mt. Milligan Mine

Thompson Creek reported that concentrate production at Mt. Milligan for the quarter ended March 31, 2014 totaled 39,200 ounces of payable gold. Royal Gold purchased 4,780 ounces of physical gold, consisting of approximately 700 ounces upon final settlement of Thompson Creek’s first shipment from the Mt. Milligan mine in November 2013 and approximately 4,080 ounces upon provisional payment relating to Thompson Creek’s second shipment in January 2014. We sold 4,460 ounces at an average price of $1,335 per ounce, with 320 ounces remaining in inventory at quarter-end.

Thompson Creek reported that the third and fourth concentrate shipments were made in March. Subsequent to quarter end, Royal Gold received delivery of approximately 10,700 ounces of gold associated with provisional payments for these shipments.

Deliveries of gold to Royal Gold are a product of the gold ounces contained in concentrates from Mt. Milligan, a 97% payable factor, and our 52.25% stream interest; and, for the first 12 concentrate shipments from Mt. Milligan, are based on Thompson Creek’s receipt of first provisional payments under each of its concentrate sales agreements. For shipments 1-4, 75% of the gold is delivered based upon Thompson Creek’s receipt of the first provisional payment under each concentrate sales agreement and 25% of the gold ounces are delivered based upon final settlement under each agreement. For shipments 5-8, those percentages are 50% and 50%, respectively, and for shipments 9-12, the percentages are 25% and 75%, respectively. Thereafter, all deliveries to Royal Gold will be based solely on final settlement timing and volumes under Thompson Creek’s concentrate sales agreements.

Deliveries to Royal Gold can be affected by several factors that make it difficult to calculate our quarterly Mt. Milligan revenue based solely on Thompson Creek’s reported quarterly production, including the timing of Thompson Creek’s concentrate shipments and the provisional and final settlement terms applicable to each shipment, neither of which are known to us prior to the shipment date. Royal Gold receives physical metal within two days after Thompson Creek records a sale, which in turn can take between five days and several weeks post-shipment. Royal Gold currently sells most of the delivered gold within three weeks of receipt. We recognize revenue on our streaming transactions when we sell the metal we receive.

2

6.3% Stream on Rubicon’s Phoenix Gold Project

On February 11, 2014, Royal Gold entered into a $75 million gold stream transaction with Rubicon to help finance a significant portion of the construction underway at the Phoenix Gold Project located in Ontario, Canada.

Royal Gold will make advance deposit payments in five installments totaling $75 million as prepayment of the purchase price for refined gold. The first installment of $10 million was made in conjunction with execution of definitive documents on February 11, 2014. The second installment of $20 million was paid on March 20, 2014, while the third, fourth and fifth installments of $15 million each are payable upon satisfaction of certain conditions.

Upon commencement of production at the Phoenix Gold Project, Royal Gold will purchase and Rubicon will sell 6.30% of any gold produced from the Phoenix Gold Project until 135,000 ounces have been delivered, and 3.15% of gold produced thereafter. For each delivery of gold, Royal Gold will pay a purchase price per ounce of 25% of the spot price of gold at the time of delivery, subject to certain conditions.

Goldrush Royalty Acquisition

On January 7, 2014, Royal Gold acquired a 1.0% net revenue royalty on the southern end of Barrick Gold Corporation’s (“Barrick”) Goldrush deposit in Nevada from a private landowner for total consideration of $8.0 million, of which $1.0 million was paid at closing and the remaining $7.0 million will be paid in seven annual installments.

NVR1 Royalty at Cortez

In January 2014, Royal Gold, through a wholly-owned subsidiary, purchased additional interests in the limited partnership that owns the NVR1 royalty covering certain portions of the Pipeline Complex at Barrick’s Cortez gold mine in Nevada. The NVR1 royalty rate attributable to our interest increased from 0.39% to 1.01% outside of the Crossroad Claims and from zero to 0.62% within the Crossroad Claims. Royal Gold also owns three other royalties within the Pipeline Complex: namely GSR1, GSR2 and GSR3.

Credit Facility

On January 29, 2014, Royal Gold expanded and extended its revolving credit facility from a $350 million facility maturing in May 2017 to a $450 million facility maturing in January 2019. In addition, the facility includes a $150 million accordion feature that allows the Company to increase availability at its option, subject to satisfaction of certain conditions, to a total of $600 million. The commitment fee is reduced to 0.25% from 0.375%, and the drawn interest rate is reduced to LIBOR +1.25% from LIBOR +1.75%.

3

PROPERTY HIGHLIGHTS

Highlights at certain of the Company’s principal producing and development properties during the quarter ended March 31, 2014, as compared to the prior year quarter, are listed below. Production, as used below, relates to the amount of metal sales subject to our royalty and stream interests, as reported to us by the operators of the mines.

In addition, we have received annual production estimates from many of the operators of our producing mines during the first calendar quarter of 2014. The estimates and production reports are prepared by the operators of the mining properties. We do not participate in the preparation or calculation of the operators’ estimates or production reports and have not independently assessed or verified the accuracy of such information.

Producing Properties

Andacollo – Production decreased 45% as Andacollo continues to progress through a lower gold grade phase of mining that began in the December 2013 quarter. The gold grade is forecast to improve slightly during the second half of calendar 2014 and Andacollo is expected to produce 38,500 ounces of payable gold subject to our interest during calendar year 2014.

Cortez – Production increased 157% as surface mining activity at Pipeline has recommenced. Additionally, after deferrals in the third and fourth calendar quarter of 2013, Barrick resumed shipments of roaster ore stockpiled at Cortez to Goldstrike for processing during the March quarter. For calendar 2014, Barrick’s forecast for production from our area of interest, including stockpiled ore, will total about 276,000 ounces from our GSR3 royalty interest, 125,000 ounces from our GSR1, 151,000 ounces from our GSR2, and 228,000 ounces associated with our NVR1 royalty.

Canadian Malartic – Osisko reported 25% higher production from our royalty area at the Canadian Malartic mine. The mine overcame an unscheduled four day shutdown of the mill to repair loose liners in the SAG mill with overall gold production setting a new record in the March quarter. Royal Gold’s 1.5% NSR on Malartic is unaffected by the recent merger and acquisition activity related to Osisko. Osisko’s overall guidance for the Canadian Malartic mine during calendar 2014 is 525,000 to 575,000 ounces with production from our area of interest expected to be 344,000 ounces.

Holt – Production increased 17% due to an increase in throughput, better hoisting capacity and increased reliability as a result of improvements established in the December 2013 quarter. For the calendar year 2014, the operator expects approximately 66,000 ounces of gold production at Holt.

Las Cruces – Production increased 7% due to higher expected recoveries related to improvements put in place in calendar 2013. First Quantum continues to debottleneck the plant for higher ore throughput rates and lower grades as it prepares to enter lower copper grade areas of the mine, which is expected in late calendar 2014. For the calendar year 2014, the operator expects 152 million to 159 million pounds of copper production at Las Cruces.

4

Mt. Milligan –Thompson Creek reported that the mine reached commercial production on February 18, 2014, defined as operating the mill at 60% of design capacity for 30 days. The operator expects mill throughput will achieve 75% to 85% of design capacity by the end of calendar year 2014. For calendar year 2014, Thompson Creek anticipates 165,000 to 175,000 ounces of payable gold production at Mt. Milligan.

Mulatos – Production decreased 42% due to lower than expected grades from the Escondida Deposit. Alamos commenced underground mining of the Escondida Deep deposit in this quarter, and expects to transition to production from the San Carlos deposit in the second half of 2014. Underground throughput rates at San Carlos are expected to gradually ramp up to an expanded mill capacity of 800 tonnes per day. The Mulatos royalty is capped at 2.0 million gold ounces of production. As of March 31, 2014, approximately 1.2 million cumulative ounces of gold have been produced. For the calendar year 2014, the operator expects 150,000 to 170,000 ounces of gold production at Mulatos.

Peñasquito – Gold and silver production increased 74% and 82%, respectively, while production of lead and zinc increased by 87% and 79%, respectively. Goldcorp reports that it is mining in the higher grade portion of the pit, which it expects will continue throughout calendar 2014 at a projected throughput of 110,000 tonnes per day. For the calendar year 2014, the operator expects 530,000 to 560,000 ounces of payable gold production, 22 million to 25 million ounces of silver production, 135 million to 145 million pounds of lead production and 315 million to 325 million pounds of zinc production at Peñasquito.

Robinson – Gold production was down 61% and copper production decreased 57% as the planned mine sequence continued in the Liberty pit, which has lower metal grades. It is expected that mining will return to the higher grade Ruth pit in the second half of calendar 2014. For the calendar year 2014, the operator has not disclosed production guidance at Robinson.

Voisey’s Bay – Nickel and copper production decreased 11% and 38%, respectively, due to lower copper grades. For the calendar year 2014 there is limited forward-looking information publicly provided by the operator, but we note that 2013 calendar year production at Voisey’s Bay totaled 138 million pounds of payable nickel and 88 million pounds of copper.

Production and revenue for the three and nine months ended March 31, 2014 for the Company’s principal royalty and stream interests are shown in Tables 1 and 2, and historical production data is shown in Table 3. For more detailed information about each of our principal royalty properties, please refer to the Company’s most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC and available on the SEC’s website located at www.sec.gov, or our website located at www.royalgold.com.

5

CORPORATE PROFILE

Royal Gold is a precious metals royalty and stream company engaged in the acquisition and management of precious metal royalties, streams and similar production based interests. The Company owns interests on 201 properties on six continents, including interests on 37 producing mines and 22 development stage projects. Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD,” and on the Toronto Stock Exchange under the symbol “RGL.” The Company’s website is located at www.royalgold.com.

For further information, please contact:

Karli Anderson

Vice President Investor Relations

(303) 575-6517

Note: Management’s conference call reviewing its third quarter fiscal 2014 results will occur today at noon Eastern Time (10:00 a.m. Mountain Time). The call will be webcast and archived on the Company’s website for a limited time.

Fiscal 2014 Third Quarter Earnings Call Information:

Dial-In Numbers:	(866) 270-1533 (U.S.); toll free
(855) 669-9657 (Canada); toll free
(412) 317-0797 (International)
Conference Title:	Royal Gold
Webcast URL:	www.royalgold.com under Investors, Events & Presentations

An audio conference replay will be available one hour after the completion of the conference call by dialing:

US:	(877) 344-7529 (US)
International:	(412) 317-0088 (International)
Conference ID#:	10043616

Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements about the contribution of Mt. Milligan to the Company’s revenue; Rubicon’s expectation for construction at the Phoenix project; changes in grade at Andacollo; the operators’ expectations regarding future production; life-of-mine plan at Peñasquito; as well as other anticipated developments at various mines. Factors that could cause actual results to differ materially from the projections include, among others, precious metals, copper and nickel prices; actual tax rates; performance of and production at the Company's royalty properties; decisions and activities of the operators of the Company’s royalty properties; delays in the operators’ securing or their inability to secure necessary governmental permits; changes in operators’ project parameters and timelines as plans continue to be refined; economic and market conditions; unanticipated grade, geological, metallurgical, processing, regulatory and legal or other problems the operators of the mining properties may encounter; completion of feasibility studies; the ability of the various operators to bring projects into production as expected; and other subsequent events, as well as other factors described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.

6

TABLE 1

Production and Revenue for Principal Royalty and Stream Interests

Three Months Ended March 31, 2014 and March 31, 2013

				Three Months Ended		Three Months Ended
				March 31, 2014		March 31, 2013
Royalty/Stream		Operator	Metal(s)	Revenue	Reported Production [1]	Revenue	Reported Production [1]
Royalty:
Andacollo [2]	75%	Teck	Gold	$10,197	10,400oz.	$23,112	19,000oz.
Peñasquito [3]	2.0% NSR	Goldcorp		$7,262		$5,366
			Gold		118,700oz.		68,200oz.
			Silver		7.1Moz.		3.9Moz.
			Lead		45.3Mlbs.		24.2Mlbs.
			Zinc		90.1Mlbs.		50.4Mlbs.
Voisey's Bay	2.7% NSR	Vale		$6,311		$9,204
			Nickel		39.9Mlbs.		44.7Mlbs.
			Copper		9.7Mlbs.		15.6Mlbs.
Holt	0.00013 x quarterly average gold price	St Andrew Goldfields	Gold	$3,848	17,600oz.	$5,167	15,000oz.
Cortez [4]	GSR1 and GSR2, GSR3, NVR1	Barrick	Gold	$3,021	41,100oz.	$2,110	16,000oz.
Mulatos [5]	1.0% - 5.0% NSR	Alamos	Gold	$2,162	34,400oz.	$4,790	59,500oz.
Canadian Malartic [6]	1.0% - 1.5% NSR	Osisko	Gold	$2,149	110,200oz.	$2,000	88,100oz.
Las Cruces	1.5% NSR	First Quantum	Copper	$1,967	41.1Mlbs.	$2,067	38.3Mlbs.
Robinson	3.0% NSR	KGHM		$1,010		$2,739
			Gold		3,900oz.		10,000oz.
			Copper		10.7Mlbs.		24.8Mlbs.
Other [7]			Various	$13,868	N/A	$17,611	N/A
Stream:
Mt. Milligan	Gold stream - 52.25% of payable gold	Thompson Creek	Gold	$5,953	4,500oz.	$-	N/A
Total Revenue				$57,748		$74,166

7

TABLE 2

Production and Revenue for Principal Royalty and Stream Interests

Nine Months Ended March 31, 2014 and March 31, 2013

				Nine Months Ended		Nine Months Ended
				March 31, 2014		March 31, 2013
Royalty/Stream		Operator	Metal(s)	Revenue	Reported Production [1]	Revenue	Reported Production [1]
Royalty:
Andacollo [2]	75%	Teck	Gold	$39,089	40,400oz.	$65,942	52,900oz.
Peñasquito [3]	2.0% NSR	Goldcorp		$20,824		$23,129
			Gold		366,000oz.		290,500oz.
			Silver		19.8Moz.		15.9Moz.
			Lead		132.2Mlbs.		89.5Mlbs.
			Zinc		233.8Mlbs.		220.6Mlbs.
Voisey's Bay	2.7% NSR	Vale		$19,244		$25,813
			Nickel		96.8Mlbs.		107.4Mlbs.
			Copper		70.8Mlbs.		90.5Mlbs.
Holt	0.00013 x quarterly average gold price	St Andrew Goldfields	Gold	$10,452	47,500oz.	$15,535	42,900oz.
Mulatos [5]	1.0% - 5.0% NSR	Alamos	Gold	$7,340	116,200oz.	$13,536	163,100oz.
Canadian Malartic [6]	1.0% - 1.5% NSR	Osisko	Gold	$5,828	313,100oz.	$6,652	276,100oz.
Las Cruces	1.5% NSR	First Quantum	Copper	$5,799	119.6Mlbs.	$6,560	122.8Mlbs.
Robinson	3.0% NSR	KGHM		$4,896		$11,161
			Gold		21,800oz.		30,700oz.
			Copper		50.5Mlbs.		102.8Mlbs.
Cortez [4]	GSR1 and GSR2, GSR3, NVR1	Barrick	Gold	$4,540	55,100oz.	$6,950	60,100oz.
Other [7]			Various	$40,417	N/A	$56,620	N/A
Stream:
Mt. Milligan	Gold stream - 52.25% of payable gold	Thompson Creek	Gold	$8,591	6,600oz.	$-	N/A
Total Revenue				$167,020		$231,898

8

 FOOTNOTES

[1]	Reported production relates to the amount of metal sales, subject to our royalty interests, for the three and nine months ended March 31, 2014 and 2013, as reported to us by the operators of the mines. For our streaming interest at Mt. Milligan, reported production relates to the amount of gold purchased and delivered to our account and subsequently sold during the three and nine months ended March 31, 2014. Royal Gold’s gold deliveries during the quarter ended March 31, 2014 were based on approximately 10,400 (15,900 year-to-date or nine months ended) contained ounces of payable gold shipped multiplied by a provision percentage of 75%, our 52.25% stream interest, plus approximately 700 ounces upon final settlement of Thompson Creek’s first shipment from November 2013 and less approximately 300 ounces held in inventory as of March 31, 2014. Shipments 1-4 are subject to a 75% provisional percentage; shipments 5-8 are subject to 50% provisional percentage; and, shipments 9-12 are subject to a 25% provisional percentage. Thereafter, all payments will be based solely on final settlement volumes.

[2]	The royalty rate is 75% until 910,000 payable ounces of gold have been produced – 50% thereafter. There have been approximately 207,000 cumulative payable ounces produced as of March 31, 2014. Gold is produced as a by-product of copper.
[3]	Revenues consist of provisional payments for concentrates produced during the current period and final settlements for prior production periods.
[4]	Royalty percentages: GSR1 and GSR2 – 0.40 to 5.0% (sliding-scale); GSR3 – 0.71%; NVR1 – 1.014% (0.618% at Crossroads) attributable to Royal Gold.
[5]	The Company’s royalty is subject to a 2.0 million ounce cap on gold production. There have been approximately 1.2 million ounces of cumulative production, as of March 31, 2014. NSR sliding-scale schedule (price of gold per ounce – royalty rate): $0.00 to $299.99 – 1.0%; $300 to $324.99 – 1.50%; $325 to $349.99 – 2.0%; $350 to $374.99 – 3.0%; $375 to $399.99 – 4.0%; $400 or higher – 5.0%.
[6]	NSR sliding-scale schedule (price of gold per ounce – royalty rate): $0.00 to $350 – 1.0%; above $350 – 1.5%.
[7]	“Other” includes all of the Company’s non-principal producing royalties for the periods ended March 31, 2014 and 2013. Individually, no royalty included within “Other” contributed greater than 5% of our total revenue for any of the periods.

9

TABLE 3
Historical Production Subject to our Interests

Reported Production [1,2] For The Quarter Ended
Property	Royalty/Stream	Operator	Metal(s)	Mar. 31, 2014	Dec. 31, 2013	Sep. 30, 2013	Jun. 30, 2013	Mar. 31, 2013
Andacollo	75%	Teck	Gold	10,400oz.	12,500oz.	17,500oz.	15,700oz.	19,000oz.
Canadian Malartic	1.0% - 1.5% NSR	Osisko	Gold	110,200oz.	105,300oz.	97,600oz.	70,900oz.	88,100oz.
Cortez	GSR1 and GSR2, GSR3, NVR1	Barrick	Gold	41,100oz.	8,300oz.	5,700oz.	22,100oz.	16,000oz.
Holt	0.00013 x quarterly average gold price	St Andrew Goldfields	Gold	17,600oz.	12,900oz.	17,000oz.	13,500oz.	15,000oz.
Las Cruces	1.5% NSR	First Quantum	Copper	41.1Mlbs.	37.2Mlbs.	41.2Mlbs.	30.6Mlbs.	38.3Mlbs.
Mt. Milligan	Gold stream - 52.25% of payable gold	Thompson Creek	Gold	10,400oz.	5,500oz.	NA	NA	NA
Mulatos	1.0% - 5.0% NSR	Alamos	Gold	34,400oz.	40,200oz.	41,600oz.	54,800oz.	59,500oz.
Peñasquito	2.0% NSR	Goldcorp
			Gold	118,700oz.	145,800oz.	101,500oz.	80,700oz.	68,200oz.
			Silver	7.1Moz.	6.2Moz.	6.5Moz.	5.1Moz.	3.9Moz.
			Lead	45.3Mlbs.	47.1Mlbs.	39.8Mlbs.	36.8Mlbs.	24.2Mlbs.
			Zinc	90.1Mlbs.	70.3Mlbs.	73.5Mlbs.	61.8Mlbs.	50.4Mlbs.
Robinson	3.0% NSR	KGHM
			Gold	3,900oz.	8,700oz.	9,200oz.	18,400oz.	10,000oz.
			Copper	10.7Mlbs.	22.1Mlbs.	17.8Mlbs.	43.4Mlbs.	24.8Mlbs.
Voisey's Bay	2.7% NSR	Vale
			Nickel	39.9Mlbs.	28.5Mlbs.	28.4Mlbs.	36.5Mlbs.	44.7Mlbs.
			Copper	9.7Mlbs.	26.4Mlbs.	34.7Mlbs.	11.4Mlbs.	15.6Mlbs.

[1]	Reported production relates to the amount of estimated metal produced that is subject to our royalty interests, as reported to us by the operators of the mines. For our streaming interest at Mt. Milligan, reported production represents payable gold shipped, subject to our stream interest.

[2]	See individual property footnotes on page 9.
10

ROYAL GOLD, INC.

Consolidated Balance Sheets

(Unaudited, in thousands except share data)

	March 31,	June 30,
	2014	2013
ASSETS
Cash and equivalents	$646,112	$664,035
Royalty receivables	42,209	50,385
Income tax receivable	20,026	15,158
Prepaid expenses and other	4,090	14,919
Total current assets	712,437	744,497

Royalty and stream interests, net	2,133,375	2,120,268
Available-for-sale securities	7,280	9,695
Other Assets	29,739	30,881
Total assets	$2,882,831	$2,905,341

LIABILITIES
Accounts payable	2,949	2,838
Dividends payable	13,673	13,009
Foreign withholding taxes payable	3,984	15,518
Other current liabilities	4,938	3,720
Total current liabilities	25,544	35,085

Debt	309,401	302,263
Deferred tax liabilities	161,277	174,267
Uncertain tax positions	23,590	21,166
Other long-term liabilities	2,197	1,924
Total liabilities	522,009	534,705
Commitments and contingencies

EQUITY
Preferred stock, $.01 par value, authorized 10,000,000 shares authorized; and 0 shares issued	-	-
Common stock, $.01 par value, 100,000,000 shares authorized; and 64,409,078 and 64,184,036 shares outstanding, respectively	644	642
Exchangeable shares, no par value, 1,806,649 shares issued, less 1,276,221 and 1,139,420 redeemed shares, respectively	23,344	29,365
Additional paid-in capital	2,138,899	2,142,173
Accumulated other comprehensive loss	(6,987)	(4,572)
Accumulated earnings	186,915	181,279
Total Royal Gold stockholders’ equity	2,342,815	2,348,887
Non-controlling interests	18,007	21,749
Total equity	2,360,822	2,370,636
Total liabilities and equity	$2,882,831	$2,905,341

11

ROYAL GOLD, INC.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited, in thousands except share data)

	For The Three Months Ended		For The Nine Months Ended
	March 31,	March 31,	March 31,	March 31,
	2014	2013	2014	2013
Revenue	$57,748	$74,166	$167,020	$231,898

Costs and expenses
Cost of sales	1,940	-	2,875	-
General and administrative	3,866	7,163	15,093	19,290
Production taxes	1,723	2,422	5,110	7,098
Depreciation, depletion and amortization	21,605	21,649	66,676	64,269
Total costs and expenses	29,134	31,234	89,754	90,657

Operating income	28,614	42,932	77,266	141,241

Loss on available for sale securties	-	(12,121)	-	(12,121)
Interest and other income	1,788	129	2,071	268
Interest and other expense	(5,941)	(5,757)	(17,665)	(18,577)
Income before income taxes	24,461	25,183	61,672	110,811

Income tax expense	(3,980)	(18,286)	(15,133)	(51,062)
Net income	20,481	6,897	46,539	59,749
Net income attributable to non-controlling interests	(338)	(433)	(535)	(1,299)
Net income attributable to Royal Gold common stockholders	$20,143	$6,464	$46,004	$58,450

Net income	$20,481	$6,897	$46,539	$59,749
Adjustments to comprehensive income, net of tax
Unrealized change in market value of available-for-sale securities	(127)	(71)	(2,415)	(67)
Recognized loss on available-for-sale securities	-	10,246	-	13,716
Comprehensive income	20,354	17,072	44,124	73,398
Comprehensive income attributable to non-controlling interests	(338)	(433)	(535)	(1,299)
Comprehensive income attributable to Royal Gold stockholders	$20,016	$16,639	$43,589	$72,099

Net income per share available to Royal Gold common stockholders:
Basic earnings per share	$0.31	$0.10	$0.71	$0.93
Basic weighted average shares outstanding	64,963,605	64,837,598	64,895,464	62,723,061
Diluted earnings per share	$0.31	$0.10	$0.71	$0.93
Diluted weighted average shares outstanding	65,082,780	64,994,517	65,012,901	62,917,454
Cash dividends declared per common share	$0.21	$0.20	$0.62	$0.55

12

ROYAL GOLD, INC.

Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	For The Three Months Ended		For The Nine Months Ended
	March 31,	March 31,	March 31,	March 31,
	2014	2013	2014	2013
Cash flows from operating activities:
Net income	$20,481	$6,897	$46,539	$59,749
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation, depletion and amortization	21,605	21,649	66,676	64,269
Loss on available-for-sale securities	-	12,121	-	12,121
Non-cash employee stock compensation expense	(470)	1,909	1,289	5,808
Gain on distribution to non-controlling interest	(259)	(74)	(259)	(162)
Amortization of debt discount	2,418	2,265	7,138	6,713
Tax benefit of stock-based compensation exercises	(112)	-	(320)	(1,214)
Deferred tax benefit	(4,964)	(3,666)	(13,002)	(5,832)
Changes in assets and liabilities:
Royalty receivables	845	11,735	8,175	(5,073)
Prepaid expenses and other assets	(672)	15,436	12,329	(4,223)
Accounts payable	1,005	80	194	(581)
Foreign withholding taxes payable	(1,425)	(10)	(11,533)	(20)
Income taxes receivable	3,075	(3,176)	(4,551)	(1,349)
Other liabilities	3,353	2,922	2,411	2,307
Net cash provided by operating activities	$44,880	$68,088	$115,086	$132,513

Cash flows from investing activities:
Acquisition of royalty and stream interests	(31,603)	(62,049)	(79,692)	(277,081)
Other	281	102	227	182
Net cash used in investing activities	$(31,322)	$(61,947)	$(79,465)	$(276,899)

Cash flows from financing activities:
Net proceeds from issuance of common stock	467	(5)	561	473,771
Common stock dividends	(13,674)	(13,010)	(39,706)	(30,925)
Purchase of additional royalty interest from non-controlling interest	(11,522)	-	(11,522)	-
Debt issuance costs	(1,284)	-	(1,284)	-
Distribution to non-controlling interests	(834)	(754)	(1,913)	(2,027)
Tax expense of stock-based compensation exercises	112	-	320	1,214
Net cash (used in) provided by financing activities	$(26,735)	$(13,769)	$(53,544)	$442,033
Net (decrease) increase in cash and equivalents	(13,177)	(7,628)	(17,923)	297,647
Cash and equivalents at beginning of period	659,289	680,731	664,035	375,456
Cash and equivalents at end of period	$646,112	$673,103	$646,112	$673,103

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SCHEDULE A

Non-GAAP Financial Measures

The Company computes and discloses Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is defined by the Company as net income plus depreciation, depletion and amortization, non-cash charges, income tax expense, interest and other expense, and any impairment of mining assets, less non-controlling interests in operating income of consolidated subsidiaries, interest and other income, and any royalty portfolio restructuring gains or losses. Other companies may define and calculate this measure differently. Management believes that Adjusted EBITDA is a useful measure of the performance of our royalty portfolio. Adjusted EBITDA identifies the cash generated in a given period that will be available to fund the Company's future operations, growth opportunities, shareholder dividends and to service the Company's debt obligations. This information differs from measures of performance determined in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. Below is a reconciliation of net income to Adjusted EBITDA.

Royal Gold, Inc.

Adjusted EBITDA Reconciliation

	For The Three Months Ended		For The Nine Months Ended
	March 31,		March 31,
	(Unaudited, in thousands)		(Unaudited, in thousands)
	2014	2013	2014	2013

Net income	$20,481	$6,897	$46,539	$59,749
Depreciation, depletion and amortization	21,605	21,649	66,676	64,269
Non-cash employee stock compensation	(470)	1,909	1,289	5,808
Realized loss on available-for-sale securities	-	12,121	-	12,121
Interest and other income	(1,788)	(129)	(2,071)	(268)
Interest and other expense	5,941	5,757	17,665	18,577
Income tax expense	3,980	18,286	15,133	51,062
Non-controlling interests in operating income of consolidated subsidiaries	(80)	(359)	(277)	(1,137)
Adjusted EBITDA	$49,669	$66,131	$144,954	$210,181

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